Application for
Group Variable Annuity
Certificate for New York

Issued by Allstate Life Insurance Company of New York
Mail documents to:
Allstate Life Insurance Company
of New York
Attn: Putnam Allstate Support Services
OVERNIGHT: 300 N. Milwaukee Avenue
Vernon Hills, IL 60061

MAIL: P.O. Box 94036
Palatine, IL 60094-4036
Questions?
Call toll free at 1-800-390-1277.
Fax: 1-847-326-6661
REMEMBER
Keep a copy of all documents for your file.

Application for Putnam Allstate variable annuities

Insurer, as used in this application, means Allstate Life Insurance Company of New York.

Allstate Life Insurance Company
of New York
OVERNIGHT:
Putnam Allstate Support Services
3100 Sanders Road- J4A
Northbrook, IL 60062
MAIL:
P.O. Box 94036
Palatine, IL 60094-4036 1-800-390-1277 fax: 847-326-6661

1)Select Product
o Advisor
o Advisor Plus
For Dealer Use Only
o Program A       o Program A
o Program B       o Program B
o Program C

2) Owner
If no Annuitant is specified in section 4, the Owner will be the Annuitant.
Name
Street Address
City     State    Zip
SS#/TIN
Date of birth     Month    Day      Year
o Male   o Female o Trustee         o CRT
Phone #

3) Joint owner (If any)
Name
Relationship to Owner
SS#/TIN
Date of birth     Month    Day      Year
o Male
o Female

4) Annuitant
Complete only if different from the Owner in section 2.

Name
Street Address
City     State    Zip
SS#/TIN
Date of birth     Month    Day      Year
o Male
o Female

5) Beneficiary(ies)
         Designated
         Designated
         Designated
         Contingent
Name(s)  Relationship to Owner      Percentage
Name(s)  Relationship to Owner      Percentage
Name(s)  Relationship to Owner      Percentage
Name(s)  Relationship to Owner      Percentage

6) Type of Plan
o Nonqualified o Traditional IRA o SEP-IRA o Roth IRA o 401(k) o 401(a) o 403(b) o Other________________________________
Tax year for which IRA contribution is being made

7) Source of Funds
o Initial     o Transfer     o Rollover     o 1035

8) Investment Selection
Please check selected investment choice(s) and indicate whole percentage allocations. The initial premium will be allocated as selected here. If dollar cost averaging, see section 9B.

Initial $___________________
Make check payable to Allstate Life Insurance Company of New York.
Variable Subaccount Options: Putnam Variable Trust:
Investment choices are grouped by asset class, and are listed from lowest to highest risk, within each class.

Growth
o Putnam Research                          ______%
o Putnam Investors                         ______%
o Putnam Capital Appreciation              ______%
o Putnam Growth Opportunities              ______%
o Putnam Voyager                           ______%
o Putnam Health Sciences                   ______%
o Putnam Vista                             ______%
o Putnam New Opportunities                 ______%
o Putnam Technology                        ______%
o Putnam Voyager II                        ______%
o Putnam OTC & Emerging Growth             ______%

International
o Putnam Global Growth                     ______%
o Putnam International Growth and Income   ______%
o Putnam International Growth              ______%
o Putnam Asia Pacific Growth               ______%
o Putnam International New Opportunities   ______%

Growth and Income
o The George Putnam Fund                   ______%
o Putnam Utilities Growth and Income       ______%
o Putnam Global Asset Allocation           ______%
o Putnam Growth and Income                 ______%
o Putnam New Value                         ______%
o Putnam Small Cap Value                   ______%

Income
o Putnam Money Market                      ______%
o Putnam American Government Income        ______%
o Putnam Income                            ______%
o Putnam Diversified Income                ______%
o Putnam High Yield                        ______%

o International Growth                     ______%
o International Growth and Income          ______%
o ___________________________              ______%


o 7-to 12-Month DCA Fixed Account          ______%
o Standard Fixed Account                   ______%

Total                                      ______%
100

Optional Programs

9A) Automatic Rebalancing Program

o Income & Inflation Protection - 40% Income, 25% Diversified Income, 15% Global Growth, 10% High Yield, 10% Growth & Income

o Conservative Growth - 50% Income, 15% International Growth, 15% Research, 10% Investors, 10% Growth & Income

o Growth - 25% American Government, 25% International Growth, 20% Research, 15% New Value, 15% New Opportunities

o Maximum Growth - 30% International New Opportunities, 25% Voyager, 25% Voyager, 25% Growth & Income, 10% OTC & Emerging Growth, 10% Small Cap Value

9B) Dollar cost averaging Program
May not be available in all states or in all products.
Transfer to                    Percent per transfer Transfer frequency:  Monthly
(select investment option)

-----------------------------      --------------%
-----------------------------      --------------%
-----------------------------      --------------%
-----------------------------      --------------%
-----------------------------      --------------%
-----------------------------      --------------%
-----------------------------      --------------%
                                               Total = 100%

     Number of occurrences (7-12)

     DCA Program length: Minimum 7 months, maximum 12 months.

     All assets must be transferred into the variable subaccounts within 7 to 12 months from the date of enrollment.

     If you wish to dollar cost average from variable subaccounts, please see the form in the back of the booklet.

     The application of the DCA Program to a given purchase payment may be terminated if investment option balances are inadequate by executing the requested transfer/withdrawal. (Termination of the program with regard to any one purchase payment will not affect the program with regard to any other purchase payment or the continued availability of the program for future purchase payments.) In the unlikely event that another financial transaction request is received on the transfer/withdrawal date, the insurer may delay processing the scheduled transfer/withdrawal if enrolling in the Systematic/Withdrawal Plan.

10) Special Remarks                     (Attach separate page if necessary.)

11) Home office use only

12) Will the annuity applied for replace one or more existing annuity or life insurance contracts? o Yes o No (If yes, explain in Special Remarks, section 10.)

     Have you purchased  another annuity during the current calendar year? o Yes
     o No

     Do you or any joint owner currently own an annuity issued by the insurer?
     o Yes o No

     Optional Consent for Electronic Distribution to my e-mail address:
     _________________________________________________ I(we) hereby consent to the electronic distribution of annuity and fund prospectuses, statements of additional information, shareholder reports, proxy statements and prospectus supplements. I understand that I may revoke this consent at any time, and that absent my revocation, this consent will be valid.

     Dollar Cost Averaging ("DCA") is a method of investing. A primary objective of DCA is to attempt to reduce the impact of short-term price fluctuations on your investment portfolio. If you elect DCA, approximately the same dollar amounts are transferred on a periodic basis (e.g., monthly) from your source Account (e.g., your chosen DCA Program Account) to your selected Subaccount(s). By this method, more Accumulation Units are purchased when the value per Accumulation Unit is low and fewer Accumulation Units are purchased when the value per Accumulation Unit is high. Therefore, a lower average price per Accumulation Unit may be achieved over the long term. This method of investing allows you to take advantage of market fluctuations, but it does not assure a profit or protect against loss in declining markets.

     Under our DCA Program, you may allocate a contract contribution into a designated DCA Account(s) and preauthorize transfers to any of the Subaccounts over a time period. Each month, we will transfer amounts out of the DCA Account(s) into the Subaccounts you selected.

     The interest credited rate applied to assets remaining in the Dollar Cost Averaging Fixed Account(s) (the "DCA Account(s)") exceeds our actual earnings rate on supporting assets, less appropriate risk and expense adjustments. We will recover amounts credited over amounts earned from the mortality and expense risk charges described in your certificate. These charges do not increase as a result of allocating money to our DCA Account(s).

     For Putnam Allstate Advisor Plus contracts, each time you make a purchase payment, We will add to your Contract Value a Credit Enhancement equal to 4% of such purchase payment. Expenses for this Contract are higher than a Contract without Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.

o Receipt of a variable annuity and fund prospectus is hereby acknowledged.

     If not checked, the appropriate prospectus will be mailed to you. I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

     A copy of this application signed by the Agent will be the receipt for the first purchase payment. If the insurer declines this application, the insurer will have no liability except to return the first purchase payment.

     I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I agree that this application shall be a part of the annuity issued by the insurer. The insurer will obtain written agreement from me for any change in investment allocations, benefits, type of plan or birth dates.

Owner's signature    ____________________________________________

Joint Owner's signature   ______________________________

Signed at _______________________________ on ___________________________
          City, State                         Date

Do you, as Agent, have reason to believe the product applied for will replace existing annuities or insurance? o Yes o No

Licensed Agent _____________________________  __________________________
               Signature  Print name          Broker/Dealer

Licensed Agent Social Security No. __________________________

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